March 18, 2004                                   For more information:
                                                 Susan Datz Edelman
FOR IMMEDIATE RELEASE                            Director, Stockholder Relations
                                                 (904) 346-1506
                                                 sedelman@steinmart.com


              STEIN MART, INC. REPORTS 4Q & FY'03 FINANCIAL RESULTS

JACKSONVILLE, FL - Stein Mart, Inc. (Nasdaq: SMRT) today announced financial results for its fourth quarter and fiscal year ended January 31, 2004.

For the fourth quarter of 2003, the Company earned $13.9 million or $0.33 per share, an increase of 33.4% over net income of $10.4 million or $0.25 per share in the fourth quarter of 2002. Net sales for the fourth quarter were $410.2 million, a 1.0% increase over the $406.3 million in sales for the fourth quarter of 2002. Comparable store sales increased 1.0% from the fourth quarter of 2002 to the fourth quarter of 2003. Gross profit increased to $112.7 million, or 27.5% of net sales in the fourth quarter of 2003 compared to $99.8 million, or 24.6% of sales in the same period of 2002. Selling, general and administrative (SG&A) costs rose to $91.4 million or 22.3% of sales as compared to $86.0 million or 21.2% of sales during the prior year's fourth quarter. Included in SG&A for the fourth quarter of 2003 and 2002 were store closing and asset impairment charges of $1.8 million and $2.5 million, respectively.

For the fifty-two week fiscal year, the Company earned $2.2 million or $0.05 per share as compared to earnings of $20.7 million or $0.50 per share in 2002. Net sales were $1.355 billion, a (3.3)% decrease from the $1.402 billion in sales for 2002. Comparable stores sales declined (4.7)% for the year. Gross profit was $340.8 million, or 25.1% of net sales for fiscal 2003 compared to $347.0 million, or 24.8% of sales in the same period of 2002. Selling, general and administrative costs rose to $345.9 million or 25.5% of sales as compared to $324.4 million or 23.2% of sales during fiscal 2002. Included in SG&A for fiscal 2003 and fiscal 2002 were store closing and asset impairment charges of $12.2 million and $2.5 million, respectively.

During 2003, Stein Mart opened 12 new stores and closed 16 under-performing locations. The 16 closed stores' aggregate loss from operations during 2003 was $22.7 million or $0.34 per share. Two stores that closed in Albuquerque, New Mexico represented Stein Mart's only exit from a market; therefore, those two stores are reported as "discontinued operations" as required by SFAS 144 in the Statement of Operations. Stein Mart ended fiscal 2003 with 261 stores as compared with 265 stores at the end of 2002.

"We are pleased with a positive finish to what was a very difficult year for our Company," commented Michael D. Fisher, president and chief executive officer. "While our decisions to close stores, eliminate full-price coupons and undertake a major new marketing campaign negatively impacted our 2003 results, these actions were vital for the future of our business and critical to our objectives to return the Company to its historic level of profitability."

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


Accomplishments during 2003
       o Opened 12 new locations during the year which produced $38.2 million in sales by year-end; closed 16 underperforming stores
       o  Reduced average store inventories by 3.2%
       o Reduced shrinkage 35% for a benefit of $4.5 million as a result of a restructured loss prevention organization and systems put in place during the last two years
       o Introduced Peck & Peck label ladies' clothing in Boutique and Raymond Waites gifts and linens as exclusive lines for Stein Mart
       o  Launched national TV branding campaign featuring Stein Mart customers
       o Eliminated full price coupons; re-engineered sales promotion activities and calendar to reinforce the everyday value proposition and to make the seasonal clearance cycle more efficient
       o Entered into a new, three-year, $150 million loan agreement with added flexibility and lower rates, as well as the opportunity to extend the terms and increase the size of the facility.

Plans for 2004
The Company plans to open 10-12 new stores in 2004, including relocations of three existing stores. The Company plans to close six locations in 2004; all six will be at or near the end of their lease agreements. A $1.3 million pre-tax asset impairment charge and a $1.6 million pre-tax inventory reserve were recorded during 2003 for the closing stores and relocations. At year-end 2004, the Company expects to be operating between 262 and 264 stores.

Most of the 2004 store openings will occur in the second half of the year. Last week, a fourth collections of Stein Mart store was opened on Amelia Island, Florida and in May, the Company will enter the greater Philadelphia market with the first of two stores to open there this year.

Earnings Estimates
Although management had anticipated that comparable store sales for the first quarter ending May 1, 2004 would increase between four and five percent, March sales are substantially ahead of that pace. If this rate of sales continues until Easter, and moderates as expected thereafter, it is likely that the Company could produce a high, single digit comparable store sales increase for the first quarter, which would result in net income of $0.15 - $0.17 per share.

Due to the dynamic nature of both the external retail environment and the recent changes to the Company's marketing, sales promotion and clearance strategies (i.e. elimination of full price coupons, launch of nationwide TV advertising campaign, reduction of pre-print advertising, and addition of red-dot clearance program), management plans to provide earnings estimates as each quarter progresses.

Year-end conference call
        The Company will host a conference call with management to discuss these results at 10:30 a.m. Eastern Time today (March 18) and may be accessed by all interested parties at www.steinmart.com.

About Stein Mart
        Stein Mart's 261 stores offer the fashion merchandise, service and presentation of a better department or specialty store, at prices competitive with off-price retail chains. Currently with locations from California to New York, Stein Mart's focused assortment of merchandise features moderate to designer brand-name apparel for women, men and children, as well as accessories, gifts, linens and shoes.

SAFE HARBOR STATEMENT>>>>>>>Except for historical information contained herein, the statements in this release may be forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of
1995. The Company does not assume any obligation to update or revise any forward-looking statements even if experience or future changes make it clear that projected results expressed or implied will not be realized. Forward-looking statements involve known and unknown risks and uncertainties that may cause Stein Mart's actual results in future periods to differ materially from forecasted or expected results. Those risks include, but are not limited to, on-going competition from other retailers, availability of new store sites at acceptable lease terms, ability to successfully implement strategies to exit or improve under-performing stores, changing preferences in apparel, changes in consumer spending due to current events and/or general economic conditions, the effectiveness of new advertising, marketing and promotional strategies, adequate sources of merchandise at acceptable prices and the other risks and uncertainties described in the Company's filings with the Securities and Exchange Commission.

                                       ###

Additional information about Stein Mart, Inc. can be found at www.steinmart.com.

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


                                Stein Mart, Inc.
                                 Balance Sheets
                                    Unaudited
                                 (In thousands)


                                                               January 31,        February 1,
                                                                  2004               2003
                                                             --------------     --------------
ASSETS
Current assets:
Cash and cash equivalents                                        $ 11,965           $  9,859
Trade and other receivables                                         4,227              4,919
Inventories                                                       283,379            297,230
Prepaid expenses and other current assets                           6,227              4,361
                                                             --------------     --------------
     Total current assets                                         305,798            316,369
Property and equipment, net                                        76,934             86,351
Other assets                                                       10,297              7,497
                                                             --------------     --------------
     Total assets                                                $393,029           $410,217
                                                             ==============     ==============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable                                                 $ 59,046           $ 70,472
Accrued liabilities                                                60,715             53,407
Income taxes payable                                                 -                 5,353
Notes payable to banks                                               -                41,350
                                                             --------------     --------------
     Total current liabilities                                    119,761            170,582
Notes payable to banks                                             24,962               -
Other liabilities                                                  20,628             16,328
                                                             --------------     --------------
     Total liabilities                                            165,351            186,910
COMMITMENTS AND CONTINGENCIES
Stockholders' equity:
Preferred stock - $.01 par value; 1,000,000 shares
 authorized; no shares outstanding
Common stock - $.01 par value; 100,000,000 shares
 authorized;  41,993,529 and 41,618,678 shares
 issued and outstanding, respectively                                 420                416
Paid-in capital                                                     3,196                721
Unearned compensation                                                (309)              -
Retained earnings                                                 224,371            222,170
                                                             --------------     --------------
     Total stockholders' equity                                   227,678            223,307
                                                             --------------     --------------
     Total liabilities and stockholders' equity                  $393,029           $410,217
                                                             ==============     ==============

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


                                Stein Mart, Inc.
                            Statements of Operations
                                    Unaudited
                     (In thousands except per share amounts)


                                                                            For The 52 Weeks Ended
                                                             ----------------------------------------------------
                                                               January 31,        February 1,        February 2,
                                                                  2004               2003               2002
                                                             --------------     --------------     --------------
Net sales                                                      $1,355,457         $1,401,613         $1,313,144

Cost of merchandise sold                                        1,014,695          1,054,616            997,950
                                                             --------------     --------------     --------------
Gross profit                                                      340,762            346,997            315,194

Selling, general and administrative expenses                      345,868            324,431            299,933

Other income, net                                                  13,040             13,870             13,984
                                                             --------------     --------------     --------------
Income from operations                                              7,934             36,436             29,245

Interest expense                                                    1,688              2,604              4,000
                                                             --------------     --------------     --------------
Income from continuing operations before income taxes               6,246             33,832             25,245

Provision for income taxes                                          2,373             12,856              9,593
                                                             --------------     --------------     --------------
Income from continuing operations                                   3,873             20,976             15,652

Loss from discontinued operations, net of tax benefit              (1,672)              (286)              (298)
                                                             --------------     --------------     --------------
Net income                                                     $    2,201         $   20,690         $   15,354
                                                             ==============     ==============     ==============


Basic income (loss) per share:

Continuing operations                                               $0.09              $0.51              $0.38

Discontinued operations                                             (0.04)             (0.01)             (0.01)
                                                             --------------     --------------     --------------
Total                                                               $0.05              $0.50              $0.37
                                                             ==============     ==============     ==============


Diluted income (loss) per share:

Continuing operations                                               $0.09              $0.51              $0.38

Discontinued operations                                             (0.04)             (0.01)             (0.01)
                                                             --------------     --------------     --------------
Total                                                               $0.05              $0.50              $0.37
                                                             ==============     ==============     ==============


Weighted-average shares outstanding - Basic                        41,649             41,575             41,176
                                                             ==============     ==============     ==============
Weighted-average shares outstanding - Diluted                      41,701             41,764             41,493
                                                             ==============     ==============     ==============

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


                                Stein Mart, Inc.
                            Statements of Cash Flows
                                    Unaudited
                                 (In thousands)


                                                                            For The 52 Weeks Ended
                                                             ----------------------------------------------------
                                                               January 31,        February 1,        February 2,
                                                                  2004               2003               2002
                                                             --------------     --------------     --------------
Cash flows from operating activities:
  Net income                                                      $ 2,201            $20,690            $15,354
  Adjustments to reconcile net income to net cash
   provided by operating activities:
      Depreciation and amortization                                18,975             18,770             16,822
      Impairment of property and other assets                       3,881              2,709              1,114
      Store closing charges                                         5,883                113              2,206
      Deferred income taxes                                        (1,734)             9,193             (4,999)
      Restricted stock compensation                                    37               -                  -
      Tax benefit from exercise of stock options                      164                385              1,024
      Changes in assets and liabilities:
         Trade and other receivables                                  692                282             (1,752)
         Inventories                                               13,851             (1,072)           (13,260)
         Prepaid expenses and other current assets                 (2,062)                32               (641)
         Other assets                                              (2,896)            (1,542)              (619)
         Accounts payable                                         (11,426)           (23,203)            13,180
         Accrued liabilities                                        4,340              7,293              1,503
         Income taxes payable                                      (5,353)             1,282               (728)
         Other liabilities                                          3,315               (214)               448
                                                             --------------     --------------     --------------
  Net cash provided by operating activities                        29,868             34,718             29,652
Cash flows used in investing activities:
  Capital expenditures                                            (13,343)           (19,072)           (24,982)
Cash flows from financing activities:
  Net borrowings under notes payable to banks                     (16,388)           (16,400)            (2,486)
  Proceeds from exercise of stock options                           1,271                810              2,048
  Proceeds from employee stock purchase plan                          910              1,028                997
  Purchase of common stock                                           (212)            (1,501)            (6,019)
                                                             --------------     --------------     --------------
  Net cash used in financing activities                           (14,419)           (16,063)            (5,460)
                                                             --------------     --------------     --------------
Net increase (decrease) in cash and cash equivalents                2,106               (417)              (790)
Cash and cash equivalents at beginning of year                      9,859             10,276             11,066
                                                             --------------     --------------     --------------
Cash and cash equivalents at end of year                          $11,965            $ 9,859            $10,276
                                                             ==============     ==============     ==============
Supplemental disclosures of cash flow information:
  Interest paid                                                   $ 1,702            $ 2,567            $ 3,980
  Income taxes paid                                                 7,723              2,392             14,221

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